EXHIBIT 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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OLD BPSUSH INC., et al.,[1]	)	Case No. 16-12373 (KJC)
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Debtors.	) )	(Jointly Administered)
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STIPULATION BETWEEN THE DEBTORS AND MASTER FUND LP, HAZELTON MASTER FUND LP, AND BYBROOK CAPITAL LLP WITH RESPECT TO BYBROOK CAPITAL LLP’S OWNERSHIP OF PERFORMANCE SPORTS GROUP, LTD. (N/K/A OLD PSG WIND-DOWN LTD.) COMMON STOCK

This stipulation is made this 12th day of July 2017, by and between the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) and Master Fund LP, Hazelton Master Fund LP, and Bybrook Capital LLP (collectively, “Bybrook”).  The Debtors and Bybrook are collectively referred to herein as the “Parties.”

BACKGROUND

WHEREAS, on October 31, 2016 (the “Petition Date”), the Debtors filed voluntary petitions for chapter 11 relief under title 11 of the United States Code 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Court”).

1 The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Old BPSUSH Inc. (f/k/a BPS US Holdings Inc.) (8341); Old BH Inc. (f/k/a Bauer Hockey, Inc.) (3094); Old EBS Inc. (f/k/a Easton Baseball / Softball Inc.) (5670); Old BHR Inc. (f/k/a Bauer Hockey Retail Inc.) (6663); Old BPSU Inc. (f/k/a Bauer Performance Sports Uniforms Inc.) (1095); Old PLG Inc. (f/k/a Performance Lacrosse Group Inc.) (4200); Old BPSCI Inc. (f/k/a BPS Diamond Sports Inc.) (5909); Old PSGI Inc. (f/k/a PSG Innovation Inc.) (9408); Old BHR Wind-down Corp. (f/k/a Bauer Hockey Retail Corp.) (1899); Old EBS Wind-down Corp. (f/k/a Easton Baseball / Softball Corp.) (4068); Old PSGI Wind-down Corp. (f/k/a PSG Innovation Corp.) (2165); Old BPSDS Wind-down Corp. (f/k/a BPS Diamond Sports Corp.) (8049); Old BPSU Wind-down Corp. (f/k/a Bauer Performance Sports Uniforms Corp.) (2203); Old PLG Wind-down Corp. (f/k/a Performance Lacrosse Group Corp.) (1249); and Old PSG Wind-down Ltd. (1514) (f/k/a Performance Sports Group Ltd., and also representing the estates of the Debtors formerly known as KBAU Holdings Canada, Inc., Bauer Hockey Corp., and BPS Canada Intermediate Corp., respectively).  The Debtors’ mailing address is 100 Domain Drive, Exeter, NH 03833.

WHEREAS, on November 28, 2016, the Court entered a Final Order Pursuant to Sections 105(a), 362(a)(3), and 541 of the Bankruptcy Code and Bankruptcy Rule 3001 Establishing Notification and Hearing Procedures for Trading in Equity Securities in Debtors (docket no. 198, the “Trading Order”), which established notice and hearing procedures that must be followed before certain transfers of equity securities in Performance Sports Group Ltd. (now known as Old PSG Wind-down Ltd.) (“PSG”), or of any beneficial interest therein, are deemed effective.

WHEREAS, Bybrook, through its counsel, has advised Debtors’ counsel that Bybrook acquired 13,666,112 common shares (or 29.8%) in the capital of PSG (“PSG Stock”) between January 23, 2017, and May 18, 2017, without following the procedures set forth in the Trading Order.  Bybrook claims that it had no actual knowledge of the Trading Order before purchasing PSG Stock.  Bybrook hereby confirms that it owns 13,666,112 shares of PSG Stock.

WHEREAS, the Debtors believe (but Bybrook does not concede) that each purchase by Bybrook of PSG Stock in excess of 2,063,754 shares violated the Trading Order and section 362(a)(3) of the Bankruptcy Code, and that each such purchase was, and is, therefore void ab initio, in accordance with paragraph 2 of the Trading Order and section 362(a)(3) of the Bankruptcy Code.

WHEREAS, the Parties desire to resolve consensually any disagreement that might exist regarding the Debtors’ contention without having to resort to litigation.

NOW, THEREFORE, intending to be legally bound upon order of the Court as contemplated hereby, the Parties stipulate as follows:

1.          Each purchase by Bybrook of PSG Stock in excess of 2,249,0622 shares is void ab initio (each share included in such purchases being referred to as an “Excess Share”).

2.          As promptly as practicable after this Court’s approval and entry of this Stipulation, Bybrook shall, no later than 12:00 a.m. EST on July 28, 2017:

(a)          rescind all transactions (except for certain transactions with respect to shares acquired on dates on which Brookfield Asset Management Inc. undertook sales) and restore the shares to the sellers, such that Bybrook and the respective sellers are in the same position in which they would have been had the trades never occurred, and provide documentation satisfactory to PSG that such trades have been rescinded;

(b)          sell all the Excess Shares into the market to holders who are not and would not become, Substantial Shareholders (as defined in the Trading Order) as a result of the purchase.  The proceeds of such sales of the Excess Shares shall be payable as follows: first, to Bybrook up to the price Bybrook paid to acquire the Excess Shares (inclusive of commissions), with the remainder, if any, payable to one or more Qualified Charities (as defined below) to be selected by PSG.  Each such organization selected by PSG shall be described in section 501(c)(3) of the Internal Revenue Code, shall not be a private foundation within the meaning of section

2 The Substantial Shareholder threshold in the Trading Order was estimated to be 2,063,754 shares as of October 28, 2016.  PSG has not objected to transactions of which it had notice under the Trading Order where the acquirer proposed to purchase between 4.5% and 4.8% of PSG’s shares.  This quantity has been negotiated between the Parties, is consistent with other transactions, and will not cause an increase in the owner shifts for the purposes of section 382 of the Internal Revenue Code, 26 U.S.C. § 382.

509(a) of the Internal Revenue Code, and shall not itself be a Substantial Shareholder (each such qualifying organization a “Qualified Charity”);

(c)          donate all Excess Shares to one or more Qualified Charities such that no such Qualified Charity would be a Substantial Shareholder; or

(d)          divest itself of all Excess Shares through a combination of (i) rescission transactions restoring the shares to sellers, such that Bybrook and the respective sellers are in the same position they would have been had the trades never occurred, (ii) selling Excess Shares into the market as described in the foregoing paragraph (b), and (iii) donating Excess Shares to Qualified Charities as described in the foregoing paragraph (c).

3.          The Debtors and Bybrook agree that, upon the completion of the procedures set forth in paragraph 2, the Debtors and Bybrook shall treat for all purposes, including U.S. corporate purposes, legal purposes, and federal, state, and local income tax purposes, any shares subject to a rescission or any such Excess Shares, as applicable, as never having been held by Bybrook and instead as always having been held, respectively, in trust for the benefit of the sellers or a Qualified Charity, as applicable.

4.          The Parties shall not take any actions inconsistent with this Stipulation and, at their own expense, shall execute such documents and take such actions, that may reasonably be required to effectuate this Stipulation.

5.          From the date hereof through the date this Stipulation is approved and entered by the Court, Bybrook shall not purchase, sell, or otherwise transfer any PSG Stock except in accordance with the procedures outlined in the Trading Order.

6.          After this Stipulation has been approved and entered by the Court, Bybrook’s transactions in PSG Stock shall be restricted to the extent set forth in the Trading Order; provided, however, that at such time as Bybrook has sold or otherwise transferred all Excess Shares in accordance with paragraph 2 of this Stipulation, (i) Bybrook shall be deemed to have satisfied paragraph 3(a) of the Trading Order; and, (ii) notwithstanding Bybrook’s status as a Substantial Shareholder (as defined in the Trading Order), the restrictions and procedures specified in the Trading Order shall not apply to Bybrook to the extent that Bybrook (a) does not increase its ownership of PSG Stock in excess of 2,249,0623 shares, or (b) does not sell or otherwise transfer any of its PSG Stock to any other party that, is or, as a result of such purchase, would become a Substantial Shareholder, it being understood and agreed that notwithstanding the immediately preceding restriction in (b), if Bybrook elects not to pursue the option in paragraph 2(a) and pursues the options in paragraphs 2(b), 2(c) or 2(d), Bybrook may sell (x) to anyone who is not a Substantial Shareholder (and Bybrook shall have the right to rely on representations (as to which the Debtors are third party beneficiaries) from such entity that it is not now and will not become as a result of the sale a Substantial Shareholder), and (y) in open market transactions (which shall include transactions through brokers) pursuant to which Bybrook does not have actual knowledge of the identity of the person or entity that is to become the beneficial owner of such shares (provided, that Bybrook receive representations from the transacting brokers (as to which the

3   The Substantial Shareholder threshold in the Trading Order was estimated to be 2,063,754 shares as of October 28, 2016.  PSG has not objected to transactions of which it had notice under the Trading Order where the acquirer proposed to purchase between 4.5% and 4.8% of PSG’s shares.  This quantity of shares has been negotiated between the parties, is consistent with other transactions and will not cause an increase in the owner shifts for the purposes of section 382 of the Internal Revenue Code, 26 U.S.C. § 382.

Debtors are third party beneficiaries) that the person or entity that is to become a beneficial owner of such shares is not and will not become as a result of the sale a Substantial Shareholder).

7.          At such time as Bybrook has sold or otherwise transferred all Excess Shares in accordance with paragraph 2 of this Stipulation, this Stipulation shall qualify as Bybrook’s Notice of Status As a Substantial Shareholder in accordance with the procedures established by the Trading Order.

8.          This Stipulation shall, upon its execution by the Court, be binding and shall inure to the  benefit of each of the Parties and each of their respective successors and assigns.

9.          This Stipulation contains the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior negotiations or proposed agreements, written or oral.

10.          This Stipulation may be executed in counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement. This Stipulation may be executed by facsimile signature which shall have the effect and force as an original signature.

11.           The Court shall retain exclusive jurisdiction to resolve any dispute arising from or relating to this Stipulation.

12.          By entering into this Stipulation, exclusively for actions to enforce the Trading Order or this Stipulation, Bybrook hereby (a) submits to the personal jurisdiction of this Court, (b) consents to receive service of process through its counsel, Patrick J. Trostle of Jenner & Block LLP at 919 Third Avenue, New York New York, 10022, and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.  Except as provided in the preceding sentence, the Parties agree that Bybrook and its affiliated entities are not waiving their ability to raise any and all jurisdictional or procedural challenges before this Court or any other court in any future litigation and that, the Debtors will not use this Stipulation as a basis to establish personal jurisdiction over Bybrook in any future action or proceeding of any type.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed by the respective duly authorized officers of the undersigned as of the date first written above.

Bybrook Capital LLP:		Debtors:

By:	/s/ Robert J. Dafforn	Old BPSUSH Inc. (f/k/a BPS US Holdings Inc.)
Name:	Robert J. Dafforn	Old BH Inc. (f/k/a Bauer Hockey, Inc.)
Title:	CIO	Old EBS Inc. (f/k/a Easton Baseball / Softball Inc.)

Old BHR Inc. (f/k/a Bauer Hockey Retail Inc.)
Old BPSU Inc. (f/k/a Bauer Performance Sports Uniforms Inc.)
Old PLG Inc. (f/k/a Performance Lacrosse Group Inc.)
Old BPSCI Inc. (f/k/a BPS Diamond Sports Inc.)
Old PSGI Inc. (f/k/a PSG Innovation Inc.)
Old BHR Wind-down Corp. (f/k/a Bauer Hockey Retail Corp.)
Old EBS Wind-down Corp. (f/k/a Easton Baseball / Softball Corp.)
Old PSGI Wind-down Corp. (f/k/a PSG Innovation Corp.)
Old BPSDS Wind-down Corp. (f/k/a BPS Diamond Sports Corp.)
Old BPSU Wind-down Corp. (f/k/a Bauer Performance Sports Uniforms Corp.)
Old PLG Wind-down Corp. (f/k/a Performance Lacrosse Group Corp.)

Old PSG Wind-down Ltd. (f/k/a Performance Sports Group Ltd., and also representing the estates of the Debtors formerly known as KBAU Holdings Canada, Inc., Bauer Hockey Corp., and BPS Canada Intermediate Corp., respectively)

By:	/s/ Brian J. Fox
Name:	Brian J. Fox
Title:	Chief Restructuring Officer